AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note, effective as of March 6, 2007, is made by and between Innofone.com, Incorporated, a Nevada corporation (the "Company" or "Innofone") and Robert Sherlock and Pamela Pomfret, each at 6 Fox Meadow Lane, Lloyd Harbor, NY 11743 ("Lenders").

WHEREAS, the parties hereto entered that certain Promissory Note, dated September 6, 2006 in the amount of $25,000 (the "Note"); and

WHEREAS, the parties have agreed to make certain modifications to the Note upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Due Date shall be amended from March 6, 2007 to September 6, 2007.

2. The interest rate shall be increased to Twelve and one half percent (12.5%) per annum on the unpaid principal, effective March 1, 2007.

3. Borrower shall issue to Lender 12,500 restricted shares of Innofone.com, Incorporated ("Innofone") common stock within five (5) days of the execution of this Amendment. The shares will be sent to the Lender directly from Innofone's stock transfer agent.

Except as modified herein, all other terms and conditions of the Note shall remain in effect and the parties hereby ratify and confirm same. All capitalized terms used herein shall have the same meaning as set forth in the Note.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Innofone.com, Incorporated:

By: ______________________________
Alex Lightman, CEO

Robert Sherlock:

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Pamela Pomfret:

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